Exhibit 99.1

Solaris Energy Infrastructure, Inc. Announces Pricing of Underwritten Public Offering of Class A Common Stock

Houston, Texas, December 10, 2024 – Solaris Energy Infrastructure, Inc. (“Solaris” or the “Company”) (NYSE: SEI) today announced the pricing of its underwritten public offering of 6,500,000 shares of its Class A common stock, par value $0.01 per share (“Class A common stock”), at a public offering price of $24.75 per share, for total net proceeds of approximately $156 million. In connection with the offering, Yorktown Energy Partners X, L.P. (“Yorktown”), a selling stockholder of the Company, has granted the underwriters the option to purchase up to an additional 975,000 shares of Class A common stock (the “Option Shares”) on the same terms and conditions within 30 days.

The offering is expected to close on December 11, 2024, subject to customary closing conditions.

The Company intends to contribute all of the net proceeds it receives from the offering to Solaris Energy Infrastructure, LLC (“Solaris LLC”) in exchange for a number of Solaris LLC membership units equal to the number of shares of Class A common stock issued in the offering. Solaris LLC will use the net proceeds to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity. The Company will not receive any proceeds from the sale of the Option Shares offered by Yorktown.

Santander is acting as lead book-running manager and representative of the underwriters. Goldman Sachs & Co. LLC, Piper Sandler and Wolfe Capital Markets and Advisory are acting as book-running managers. Johnson Rice & Company, Pickering Energy Partners, Stifel, Capital One Securities, Janney Montgomery Scott, Morgan Stanley, Roth Capital Partners, TCBI Securities, Inc., doing business as Texas Capital Securities, and TPH&Co., the energy business of Perella Weinberg Partners, are acting as co-managers.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on November 25, 2024. The preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and a final prospectus supplement, when available, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and the final prospectus supplement, when available, may be obtained by sending a request to: Santander US Capital Markets LLC, Attention: ECM Syndicate, 437 Madison Avenue, New York, NY 10022, by email at equity-syndicate@santander.us, or by telephone at 833-818-1602, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of such shares of Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT SOLARIS

Solaris Energy Infrastructure, Inc. (NYSE:SEI) provides scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements with respect to economic, market or business conditions, satisfaction of customary closing conditions related to the proposed offering, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024 and in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024 filed with the SEC on August 9, 2024 and November 7, 2024, respectively. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

INVESTOR RELATIONS CONTACT

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com